Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statement No. 333-265838 on Form S-8 and registration statement No. 333-267262 on Form S-3ASR of TG Therapeutics, Inc. of our report dated March 1, 2021 on our audit of the consolidated financial statements of TG Therapeutics, Inc. and Subsidiaries for the year ended December 31, 2020, included in this Annual Report on Form 10-K of TG Therapeutics, Inc. and Subsidiaries for the year ended December 31, 2022.

/s/ CohnReznick LLP

New York, New York
March 1, 2023